Exhibit 15.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2024, except for Note 2.2, as to which the date is April 9, 2025, with respect to the consolidated financial statements included in the Annual Report of Lifezone Metals Limited on Form 20-F for the year ended December 31, 2023.

We consent to the incorporation by reference of said report in the following Registration Statement of Lifezone Holdings Limited:

Form type	File number	Effective date
F-3	333-272865	August 14, 2024
F-3	333-281189	August 14, 2024
S-8	333-274449	September 11, 2023

/s/ Grant Thornton
Grant Thornton
Dublin, Ireland
April 9, 2025